EXHIBIT 99.1

Circle Star Energy Acquires Oil & Gas Production Assets in Texas

-- Company Welcomes Mr. S. Jeffrey Johnson to the Board of Directors

HOUSTON, TX – (MARKETWIRE – July 6, 2011) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company”), is pleased to announce that it has acquired interests in certain oil and gas producing assets in Texas.

The Company has acquired mineral interests, overriding royalty interests and non-operated working interests in a set of producing and non-producing oil and gas assets throughout Texas comprised of over 30,000 gross acres.  The acquisition includes production from the Eagle Ford Shale, Austin Chalk, Wolfcamp, Woodbine and Deep Bossier.  EnCana Oil & Gas (USA), Inc., Chesapeake Energy, Newfield Exploration Company, CML Exploration, LLC and Petromax Operating operate the assets. Revenue from the properties averaged more than $125,000 per month from January to May 2011.

In addition to current production, the package includes non-producing overriding royalty interest in over 28,000 acres of Eagle Ford shale located in Dimmit and Zavala counties, Texas. Up to 280 Eagle Ford Shale drilling locations exist on the acreage (based on 100 acre spacing). Although drilling activity has commenced on the Eagle Ford acreage, production delivery will not begin until the completion of gathering pipelines. The Company anticipates production from the Eagle Ford Shale to begin delivery to sales pipelines in early 3rd quarter, 2011. Approximately 25,000 acres of the Company’s Eagle Ford Shale acreage is operated by Chesapeake Energy, while the balance is operated by Newfield Exploration.

In related news, the Company welcomes Mr. S. Jeffrey Johnson to the board of directors where he will assume the role of Non- Executive Chairman. Mr. Johnson has over 22 years of experience in the oil & gas business. Most recently, Mr. Johnson served as the Chairman of the Board and Chief Executive Officer of Cano Petroleum, Inc. (“Cano”), positions he held from June 2004 to February 2011 and May 2004 to February 20011, respectively. Prior to Cano, Mr. Johnson owned and operated 2 private oil companies from 1993-2003 and was a Vice President of Touchstone Capital from 1990-1993.

Further details regarding the Company, its appointments, finances and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the potential for production on the newly acquired properties, work programs on the properties and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, the ability to find and hire an appropriate management team, the ability to raise capital to fund work programs, the ability to fund on-going capital and working capital requirements related to the acquired properties, risks relating to increases in capital and operating costs, risks relating to the inherently hazardous nature of oil and gas activities, potential risks due to environmental regulations, risks due to legal proceeding, as well as those factors discussed under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Annual Report on Form 10-K as filed on June 18,

2010, and other documents filed with the U.S. Securities and Exchange Commission.  Historical results may not be indicative of future results.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
David Brow, President
T: (206) 273-7892
david@circlestarenergy.com

Source: Circle Star Energy Corp.